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                                                                   Exhibit 16.02


September 1, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

We have read the statements made by Cardinal Health, Inc. which we understand will be filed with Commission, pursuant to Item 304 of Regulation S-K, as part of the Company's Form 10-K report dated June 30, 1999. We agree with the statements concerning our Firm in such Form 10-K.


Yours truly yours,


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP